Exhibit 10.1

BASE SALARIES OF EXECUTIVE OFFICERS

Name and Principal Position	Current Base Salary (on an annualized basis)	Base Salary effective beginning April 1, 2007 (on annualized basis)	Percentage Increase from Current Salary
John W. Elias Chairman of the Board, President and Chief Executive Officer	$350,000	$400,000	14.3%
John O. Tugwell Executive Vice President and Chief Operating Officer	$235,000	$246,000	4.7%
Michael G. Long Executive Vice President and Chief Financial Officer	$227,000	$238,000	4.8%